EXHIBIT 99.1

Highpower International Announces Results of Special Meeting of Stockholders

SHENZHEN, China, October 30, 2019 /PRNewswire/ -- Highpower International, Inc. (NASDAQ: HPJ) (“Highpower” or the “Company”), a developer, manufacturer, and marketer of lithium ion and nickel-metal hydride (Ni-MH) rechargeable batteries, battery management systems, and a provider of battery recycling, today announced that at the Company's special meeting of stockholders held on October 29, 2019, the stockholders of the Company approved the Company’s acquisition by HPJ Parent Limited (“Parent”), an exempted company with limited liability incorporated under the laws of the Cayman Islands and formed for the benefit of a consortium consisting of Mr. Dang Yu (George) Pan, the Company’s Chairman and Chief Executive Officer and a stockholder of the Company, Mr. Wen Liang Li, a director and stockholder of the Company, Mr. Wen Wei Ma, a stockholder of the Company, and Essence International Capital Limited, a company incorporated in Hong Kong, through a merger of the Company with a wholly-owned subsidiary of Parent (the “Merger”).

Stockholders owning a total of 11,793,273 shares of the 15,690,605 shares of common stock issued and outstanding on the record date were present in person or by proxy at the meeting. A total of 11,238,615 shares, representing 71.63% of the total outstanding shares, voted in favor of the Merger, 532,167 shares voted against the Merger and stockholders holding 22,491 shares abstained. Of the outstanding shares entitled to vote, not including shares held by Messrs. Dang Yu (George) Pan, Wen Liang Li, Wen Wei Ma and Essence International Financial Holdings (Hong Kong) Limited, or any of their respective affiliates, 6,188,358 shares representing 58.16% of the eligible outstanding shares voted in favor of the Merger.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as E-bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower’s target customers are Fortune 500 companies and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International’s products are distributed to worldwide markets. Additional information about the Company can be found at http://www.highpowertech.com and in documents filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at http://www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement, including (but not limited to): (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the inability to consummate the Merger due to the failure to satisfy conditions required for completion of the proposed transaction, (3) risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction and (4) the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, suppliers and business generally.

The forward-looking statements included in this press release speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2018, and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.